UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 12, 2023, the Board of Directors of MGP Ingredients, Inc. (the “Company”) approved the decision to close the Company’s distillery located in Atchison, Kansas (the “Atchison Distillery”). The anticipated closure date is January 2024. The decision to close the Atchison Distillery is consistent with the Company’s plan to address profitability headwinds associated with its white goods and industrial alcohol products within its Distilling Solutions segment.

The Company currently expects to incur one-time aggregate pre-tax charges of approximately $23.0 to $31.0 million in fiscal year 2023 in connection with the closure of the Atchison Distillery. This is expected to include approximately $17.0 to $21.0 million in non-cash restructuring expenses for asset impairments (fixed assets, inventory, and leases), and approximately $2.0 to $4.0 million in cash expenses for items such as severance costs, contract termination fees, and consulting fees. In addition to these expenses, the Company expects to incur approximately $4.0 to $6.0 million in capital expenditures in connection with decoupling the Atchison Distillery from the Company’s Ingredient Solutions facility, also located in Atchison, Kansas.

The estimates of the charges, expenses, and expenditures that the Company expects to incur, and the timing of such charges, expenses, and expenditures, are subject to a number of assumptions and actual amounts may differ from these estimates. In addition, the Company may incur other charges, expenses, or expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the planned closure of the Atchison Distillery.

Item 2.06. Material Impairments.

The information contained in Item 2.05 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The closure of the Atchison Distillery is expected to reduce the Company’s consolidated net sales in 2024 as compared to prior periods; however, it is also expected to be accretive to consolidated gross margin percentage beginning in 2024. Additional information will be provided when the Company releases its financial results during the rest of the year, as more information becomes available.

On July 13, 2023, the Company issued a press release relating to the planned closure of the Atchison Distillery. A copy of this press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about expected charges, expenses, expenditures, and financial impacts from the planned closure of the Atchison Distillery, including sales and gross margin impacts. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation, disruption to the Company’s business and operations as a result of the planned Atchison Distillery closure; unanticipated costs that may be incurred, or events that may occur, as a result of or in connection with the planned Atchison Distillery closure; and any inability to successfully achieve the expected benefits from the planned Atchison Distillery closure.

For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2023 filed or to be filed with the SEC, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law.

Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release dated July 13, 2023

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: July 13, 2023	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer